TBS INTERNATIONAL PLC & SUBSIDIARIES                 EXHIBIT 10.3

BERENBERG BANK
(letterhead)

Grainger Maritime Corp,
e/o 'I13S International Limited
Mr William J. Carr
Suite 306, Commerce Building
One Chancery Lane
Hamilton HM12
Bermuda
Fax No.: +1 (441) 295-4957

31 March 2010

This letter replaces our previous letter dated 31 March 2010

Amendment to the Loan Agreement dated 19 June 2008
Here: Waiver Request

Dear Sirs,

We refer to the loan agreement dated 19 June 2008 made between yourselves as Borrower and ourselves as Lender in which we provide you a facility of up to USD 13,000,000.00 for the part-financing of MV “Ottawa Princess” (the “Loan Agreement”). Words and expressions defined in the Loan Agreement shall have the same meaning when used in this letter.

We hereby give our consent to suspend the asset protection clause according to paragraph 10.2 (b) of the Loan Agreement through 31 December 2010 under the following conditions:

•
All other banks granting loans to TBS International Group i.e. Bank of America, The Royal Bank of Scotland, DVB Bank, Credit Suisse and AIG Commercial Equipment Finance Inc have waived their financial covenants - including the asset protection clause - required in their respective loan documentation through 31 December 2010.  Please confirm this in writing to us.

We herewith agree that, starting from 1 January 2011 on, the paragraph 10.2(b) of the Loan Agreement should be amended as follows:

Quote
If at any time the Market Value of the Ship falls short of 167 per cent, of the Secured Liabilities, promptly upon the Lender’s request either (i) prepay such part of the Loan which is equal to the shortfall, together with prepayment compensation as defined in Clause 15 or (ii) provide such additional ship mortgage or other security in favour of the Lender as is acceptable to the Lender and having a market value which is equal to the shortfall or (iii) effect of combination of (i) and (ii) above;
unquote

For this request we will increase the margin to 5,00 per cent. p.a. and will debit your current account no. 0523281004 with an arrangement fee of 0.25 per cent. flat on the outstanding loan amount.

All other conditions of the Loan Agreement remain unchanged.

Please confirm your acceptance of the waiver terms and conditions set out in this letter by duly signing it and returning it to us.

Yours faithfully,

Joh. Berenberg, Gossler & Co. KG

/s/ Speer                      /s/ Folster
(Speer)                                (Folster)

Accepted

SIGNED by

/s/ Ferdinand V. Lepere
for and on behalf of
Grainger Maritime Corp.